Exhibit 99.1

1550 Peachtree Street, N.W. Atlanta, Georgia 30309

NEWS RELEASE
Contact:

Trevor Burns	Kate Walker
Investor Relations	Media Relations
trevor.burns@equifax.com	mediainquiries@equifax.com

Equifax Delivers First Quarter 2024 Revenue Growth of 7% to $1.389 Billion Amid Challenging Mortgage Market

ATLANTA, April 17, 2024 -- Equifax® (NYSE: EFX) today announced financial results for the quarter ended March 31, 2024.

•First quarter 2024 revenue of $1.389 billion grew strong 7%, with 9% non-mortgage local currency revenue growth.
•US mortgage revenue grew a strong 6% in the first quarter despite a 19% decline in USIS mortgage credit inquiries.
•Workforce Solutions first quarter revenue growth of 1%, with strong 7% non-mortgage revenue growth and Verification Services non-mortgage revenue growth of very strong 15% led by Government.
•USIS first quarter revenue growth of 10%, the strongest in three years, with 38% mortgage revenue growth and 1% non-mortgage revenue growth.
•International first quarter revenue growth of 13% on a reported basis and up 20% on a local currency basis, with organic local currency revenue growth of 6%.
•Strong new product innovation leveraging the new EFX Cloud with 9% first quarter new product Vitality Index and 85% of new models and scores built using Artificial Intelligence and Machine Learning.
•Maintaining full-year 2024 guidance from strong first quarter results with midpoint expectation for revenue of $5.720 billion, up 8.6%, with strong non-mortgage local currency revenue growth of over 10% and Adjusted EPS of $7.35.

“Equifax performed well in the first quarter against our EFX2026 strategic priorities in a very challenging mortgage market delivering revenue of $1.389 billion, up a strong 7%. Our U.S. mortgage business grew a strong 6% despite a 19% decline in USIS mortgage credit inquiries. Our non-mortgage business, which was about 80% of Equifax revenue in the first quarter, delivered very strong broad-based 9% local currency revenue growth, from continued strong new product performance with a New Product Vitality Index of 9% and 85% of new models and scores built using AI and ML. Workforce Solutions delivered very strong 15% non-mortgage Verification Services revenue growth led by the Government business, with 1% overall growth from the U.S. mortgage market decline. USIS delivered very strong revenue growth of 10%, its strongest in three years, from very strong 38% mortgage revenue growth, and International had another good quarter, finishing with organic local currency revenue growth of 6%," said Mark W. Begor, Equifax Chief Executive Officer.

“We are maintaining our full-year 2024 guidance from our strong first quarter results with a midpoint expectation for revenue of $5.720 billion, up 8.6% on a reported basis and organic local currency growth of 8.5%, and Adjusted EPS of $7.35. While Equifax continues to execute well against its EFX2026 strategic priorities, our 2024 guidance reflects an expectation of a decline of about 11% in our 2024 U.S. mortgage credit inquiries which is consistent with the current run-rates, and compares to down 34% in 2023. EBITDA margins are expected to expand to 33.3%, reflecting organic revenue growth and the additional cost savings from Cloud spending reductions plans.

We have strong momentum in 2024 and are confident in the future of the New Equifax as we deliver strong non-mortgage revenue growth, move towards completion of our Cloud transformation, leverage our new Cloud capabilities to accelerate new product roll-outs that ‘Only Equifax’ can provide, and invest in new products, data, analytics, and AI capabilities which are expected to drive growth in 2024 and beyond. We are energized about the New Equifax and remain confident in our long-term 8-12% revenue growth framework that is expected to deliver higher margins and free cash flow."

Financial Results Summary

The Company reported revenue of $1,389.4 million in the first quarter of 2024, up 7 percent on a reported basis and up 8 percent on a local currency basis compared to the first quarter of 2023.

Net income attributable to Equifax of $124.9 million was up 11 percent in the first quarter of 2024 compared to $112.4 million in the first quarter of 2023.

Diluted EPS attributable to Equifax was $1.00 per share for the first quarter of 2024, up 10 percent compared to $0.91 per share in the first quarter of 2023.

Workforce Solutions first quarter results

•Total revenue was $602.8 million in the first quarter of 2024, up 1 percent compared to the first quarter of 2023. Operating margin for Workforce Solutions was 42.3 percent in the first quarter of 2024 compared to 41.7 percent in the first quarter of 2023. Adjusted EBITDA margin for Workforce Solutions was 51.1 percent in the first quarter of 2024 compared to 50.4 percent in the first quarter of 2023.
•Verification Services revenue was $476.5 million, up 5 percent compared to the first quarter of 2023.
•Employer Services revenue was $126.3 million, down 10 percent compared to the first quarter of 2023.

USIS first quarter results

•Total revenue was $465.3 million in the first quarter of 2024, up 10 percent compared to $421.7 million in the first quarter of 2023. Operating margin for USIS was 19.9 percent in the first quarter of 2024 compared to 18.6 percent in the first quarter of 2023. Adjusted EBITDA margin for USIS was 32.7 percent in the first quarter of 2024 compared to 32.6 percent in the first quarter of 2023.
•Online Information Solutions revenue was $380.2 million, up 12 percent compared to the first quarter of 2023.
•Mortgage Solutions revenue was $38.0 million, up 14 percent compared to the first quarter of 2023.
•Financial Marketing Services revenue was $47.1 million, down 1 percent compared to the first quarter of 2023.

International first quarter results

•Total revenue was $321.3 million in the first quarter of 2024, up 13 percent and up 20 percent compared to the first quarter of 2023 on a reported and local currency basis, respectively. Operating margin for International was 9.9 percent in the first quarter of 2024, compared to 11.5 percent in the first quarter of 2023. Adjusted EBITDA margin for International was 24.3 percent in the first quarter of 2024, compared to 23.5 percent in the first quarter of 2023.
•Latin America revenue was $91.1 million, up 65 percent compared to the first quarter of 2023 on a reported basis and up 102 percent on a local currency basis.
•Europe revenue was $86.2 million, up 14 percent compared to the first quarter of 2023 on a reported basis and up 10 percent on a local currency basis.
•Asia Pacific revenue was $78.2 million, down 13 percent compared to the first quarter of 2023 on a reported basis and down 10 percent on a local currency basis.
•Canada revenue was $65.8 million, up 4 percent compared to the first quarter of 2023 on both a reported and a local currency basis.

Adjusted EPS and Adjusted EBITDA Margin

•Adjusted EPS attributable to Equifax was $1.50 in the first quarter of 2024, up 5 percent compared to the first quarter of 2023.
•Adjusted EBITDA margin was 29.1 percent in the first quarter of 2024 compared to 29.2 percent in the first quarter of 2023.

•These financial measures exclude certain items as described further in the Non-GAAP Financial Measures section below.

2024 Second Quarter and Full Year Guidance
	Q2 2024		FY 2024
	Low-End	High-End	Low-End	High-End
Reported Revenue	$1.410 billion	$1.430 billion	$5.670 billion	$5.770 billion
Reported Revenue Growth	7.0%	8.5%	7.7%	9.6%
Local Currency Growth (1)	9.0%	10.5%	9.6%	11.5%
Organic Local Currency Growth (1)	5.7%	7.2%	7.6%	9.5%
Adjusted Earnings Per Share	$1.65 per share	$1.75 per share	$7.20 per share	$7.50 per share
(1)Refer to page 8 for definitions.

About Equifax

At Equifax (NYSE: EFX), we believe knowledge drives progress. As a global data, analytics, and technology company, we play an essential role in the global economy by helping financial institutions, companies, employers, and government agencies make critical decisions with greater confidence. Our unique blend of differentiated data, analytics, and cloud technology drives insights to power decisions to move people forward. Headquartered in Atlanta and supported by nearly 15,000 employees worldwide, Equifax operates or has investments in 24 countries in North America, Central and South America, Europe, and the Asia Pacific region. For more information, visit Equifax.com.

Earnings Conference Call and Audio Webcast

In conjunction with this release, Equifax will host a conference call on April 18, 2024 at 8:30 a.m. (ET) via a live audio webcast. To access the webcast and related presentation materials, go to the Investor Relations section of our website at www.equifax.com. The discussion will be available via replay at the same site shortly after the conclusion of the webcast. This press release is also available at that website.

Non-GAAP Financial Measures

This earnings release presents adjusted EPS attributable to Equifax which is diluted EPS attributable to Equifax adjusted (to the extent noted above for different periods) for acquisition-related amortization expense, accrual for legal and regulatory matters related to the 2017 cybersecurity incident, fair market value adjustment of equity investments, foreign currency impact of certain intercompany loans, acquisition-related costs other than acquisition amortization, income tax effect of stock awards recognized upon vesting or settlement, and Argentina highly inflationary foreign currency adjustment. All adjustments are net of tax, with a reconciling item with the aggregated tax impact of the adjustments. This earnings release also presents (i) adjusted EBITDA and adjusted EBITDA margin which is defined as consolidated net income attributable to Equifax plus net interest expense, income taxes, depreciation and amortization, and also excludes certain one-time items, (ii) local currency revenue change which is calculated by conforming 2024 results using 2023 exchange rates and (iii) organic local currency revenue growth which is defined as local currency revenue growth, adjusted to reflect an increase in prior year Equifax revenue from the revenue of acquired companies in the prior year period. These are important financial measures for Equifax but are not financial measures as defined by GAAP.

These non-GAAP financial measures should be reviewed in conjunction with the relevant GAAP financial measures and are not presented as an alternative measure of net income or EPS as determined in accordance with GAAP.

Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures and related notes are presented in the Q&A. This information can also be found under “Investor Relations/Financial Information/Non-GAAP Financial Measures” on our website at www.equifax.com.

Forward-Looking Statements

This release contains forward-looking statements and forward-looking information. These statements can be identified by expressions of belief, expectation or intention, as well as statements that are not historical fact. These statements are based on certain factors and assumptions including with respect to foreign exchange rates, revenue growth, results of operations and financial performance, strategic initiatives, business plans, prospects and opportunities, the U.S. mortgage market, economic conditions and effective tax rates.

While the Company believes these factors and assumptions to be reasonable based on information currently available, they may prove to be incorrect. Several factors could cause actual results to differ materially from those expressed or implied in the forward-looking statements. These factors relate to (i) actions taken by us, including, but not limited to, restructuring actions, strategic initiatives (such as our cloud technology transformation), capital investments and asset acquisitions or dispositions, as well as (ii) developments beyond our control, including, but not limited to, changes in the U.S. mortgage market environment and changes more generally in U.S. and worldwide economic conditions (such as changes in interest rates and inflation levels) that materially impact consumer spending, home prices, investment values, consumer debt, unemployment rates and the demand for Equifax’s products and services. Deteriorations in economic conditions or increases in interest rates could lead to a decline in demand for our products and services and negatively impact our business. It may also impact financial markets and corporate credit markets, which could adversely impact our access to financing or the terms of any financing.

Other risk factors relevant to our business include: (i) any compromise of Company, customer or consumer information due to security breaches and other disruptions to our information technology infrastructure; (ii) the failure to achieve and maintain key industry or technical certifications; (iii) the failure to realize the anticipated benefits of our cloud technology transformation strategy; (iv) operational disruptions and strain on our resources caused by our transition to cloud-based technologies; (v) our ability to meet customer requirements for high system availability and response time performance; (vi) effects on our business if we provide inaccurate or unreliable data to customers; (vii) our ability to maintain access to credit, employment, financial and other data from external sources; (viii) the impact of competition; (ix) our ability to maintain relationships with key customers; (x) our ability to successfully introduce new products, services and analytical capabilities; (xi) the impact on the demand for some of our products and services due to the availability of free or less expensive consumer information; (xii) our ability to comply with our obligations under settlement agreements arising out of the 2017 cybersecurity incident; (xiii) potential adverse developments in new and pending legal proceedings, government investigations and regulatory enforcement actions; (xiv) changes in, and the effects of, laws, regulations and government policies governing our business, including oversight by the Consumer Financial Protection Bureau in the U.S., the U.K. Financial Conduct Authority and Information Commissioner’s Office in the U.K., and the Office of Australian Information Commission and the Australian Competition and Consumer Commission in Australia; (xv) the impact of privacy laws and regulations; (xvi) the economic, political and other risks associated with international sales and operations; (xvii) the impact on our reputation and business if we are unable to fulfill our environmental, social and governance commitments; (xviii) our ability to realize the anticipated strategic and financial benefits from our acquisitions, joint ventures and other alliances; (xix) any damage to our reputation due to our dependence on outsourcing certain portions of our operations; (xx) the termination or suspension of our government contracts; (xxi) the impact of infringement or misappropriation of intellectual property by us against third parties or by third parties against us; (xxii) an increase in our cost of borrowing and our ability to access the capital markets due to a credit rating downgrade; (xxiii) our ability to hire and retain key personnel; (xxiv) the impact of adverse changes in the financial markets and corresponding effects on our retirement and post-retirement pension plans; (xxv) the impact of health epidemics, pandemics and similar outbreaks on our business; and (xxvi) risks associated with our use of certain artificial intelligence and machine learning models.

A summary of additional risks and uncertainties can be found in our Annual Report on Form 10-K for the year ended December 31, 2023 including without limitation under the captions “Item 1. Business -- Governmental Regulation” and “-- Forward-Looking Statements” and “Item 1A. Risk Factors” and in our other filings with the U.S. Securities and Exchange Commission. Forward-looking statements are given only as at the date of this release and the Company disclaims any obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

EQUIFAX
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended March 31,
	2024	2023
(In millions, except per share amounts)	(Unaudited)
Operating revenue	$1,389.4	$1,302.0
Operating expenses:
Cost of services (exclusive of depreciation and amortization below)	627.7	580.4
Selling, general and administrative expenses	372.6	366.1
Depreciation and amortization	164.4	150.1
Total operating expenses	1,164.7	1,096.6
Operating income	224.7	205.4
Interest expense	(59.7)	(57.6)
Other income, net	1.6	4.4
Consolidated income before income taxes	166.6	152.2
Provision for income taxes	(40.5)	(38.7)
Consolidated net income	126.1	113.5
Less: Net income attributable to noncontrolling interests including redeemable noncontrolling interests	(1.2)	(1.1)
Net income attributable to Equifax	$124.9	$112.4
Basic earnings per common share:
Net income attributable to Equifax	$1.01	$0.92
Weighted-average shares used in computing basic earnings per share	123.5	122.6
Diluted earnings per common share:
Net income attributable to Equifax	$1.00	$0.91
Weighted-average shares used in computing diluted earnings per share	124.8	123.5
Dividends per common share	$0.39	$0.39

EQUIFAX
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2024	December 31, 2023
(In millions, except par values)	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$201.0	$216.8
Trade accounts receivable, net of allowance for doubtful accounts of $16.4 and $16.7 at March 31, 2024 and December 31, 2023, respectively	1,006.1	908.2
Prepaid expenses	170.7	142.5
Other current assets	71.7	88.8
Total current assets	1,449.5	1,356.3
Property and equipment:
Capitalized internal-use software and system costs	2,596.0	2,541.0
Data processing equipment and furniture	248.4	247.9
Land, buildings and improvements	282.5	272.9
Total property and equipment	3,126.9	3,061.8
Less accumulated depreciation and amortization	(1,276.7)	(1,227.8)
Total property and equipment, net	1,850.2	1,834.0
Goodwill	6,761.3	6,829.9
Indefinite-lived intangible assets	94.8	94.8
Purchased intangible assets, net	1,773.5	1,858.8
Other assets, net	322.0	306.2
Total assets	$12,251.3	$12,280.0
LIABILITIES AND EQUITY
Current liabilities:
Short-term debt and current maturities of long-term debt	$880.0	$963.4
Accounts payable	198.1	197.6
Accrued expenses	306.2	245.1
Accrued salaries and bonuses	113.5	168.7
Deferred revenue	113.2	109.5
Other current liabilities	362.8	334.7
Total current liabilities	1,973.8	2,019.0
Long-term debt	4,745.3	4,747.8
Deferred income tax liabilities, net	454.1	474.9
Long-term pension and other postretirement benefit liabilities	97.7	100.1
Other long-term liabilities	268.2	250.7
Total liabilities	7,539.1	7,592.5
Redeemable noncontrolling interests	131.6	135.1
Equifax shareholders' equity:
Preferred stock, $0.01 par value: Authorized shares - 10.0; Issued shares - none	—	—
Common stock, $1.25 par value: Authorized shares - 300.0; Issued shares - 189.3 at March 31, 2024 and December 31, 2023; Outstanding shares - 123.6 and 123.3 at March 31, 2024 and December 31, 2023, respectively	236.6	236.6
Paid-in capital	1,824.7	1,761.3
Retained earnings	5,685.0	5,608.6
Accumulated other comprehensive loss	(526.5)	(431.2)
Treasury stock, at cost, 65.1 and 65.4 shares at March 31, 2024 and December 31, 2023, respectively	(2,652.4)	(2,635.3)
Stock held by employee benefits trusts, at cost, 0.6 shares at March 31, 2024 and December 31, 2023	(5.9)	(5.9)
Total Equifax shareholders’ equity	4,561.5	4,534.1
Noncontrolling interests	19.1	18.3
Total shareholders' equity	4,580.6	4,552.4
Total liabilities, redeemable noncontrolling interests, and shareholders' equity	$12,251.3	$12,280.0

EQUIFAX
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended March 31,
	2024	2023
(In millions)	(Unaudited)
Operating activities:
Consolidated net income	$126.1	$113.5
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Depreciation and amortization	166.6	152.2
Stock-based compensation expense	41.2	39.7
Deferred income taxes	(17.9)	(11.9)
Gain on fair market value adjustment of equity investments	—	(3.1)
Changes in assets and liabilities, excluding effects of acquisitions:
Accounts receivable, net	(102.5)	(60.8)
Other assets, current and long-term	(15.2)	(25.0)
Current and long term liabilities, excluding debt	54.4	(53.7)
Cash provided by operating activities	252.7	150.9
Investing activities:
Capital expenditures	(131.9)	(158.3)
Acquisitions, net of cash acquired	—	(4.3)
Cash used in investing activities	(131.9)	(162.6)
Financing activities:
Net short-term payments	(83.4)	(160.8)
Payments on long-term debt	(4.4)	—
Borrowings on long-term debt	—	175.0
Dividends paid to Equifax shareholders	(48.2)	(47.9)
Distributions paid to noncontrolling interests	(0.4)	—
Proceeds from exercise of stock options and employee stock purchase plan	19.9	6.6
Payment of taxes related to settlement of equity awards	(15.4)	(15.9)
Debt issuance costs	—	(0.3)
Cash used in financing activities	(131.9)	(43.3)
Effect of foreign currency exchange rates on cash and cash equivalents	(4.7)	2.3
Decrease in cash and cash equivalents	(15.8)	(52.7)
Cash and cash equivalents, beginning of period	216.8	285.2
Cash and cash equivalents, end of period	$201.0	$232.5

Common Questions & Answers (Unaudited)
(Dollars in millions)

1.    Can you provide a further analysis of operating revenue by operating segment?

Operating revenue consists of the following components:

(In millions)	Three Months Ended March 31,
					Local Currency	Organic Local Currency
Operating revenue:	2024	2023	$ Change	% Change	% Change (1)	% Change (2)
Verification Services	$476.5	$455.8	$20.7	5%		5%
Employer Services	126.3	140.5	(14.2)	(10)%		(10)%
Total Workforce Solutions	602.8	596.3	6.5	1%		1%
Online Information Solutions	380.2	341.0	39.2	12%		12%
Mortgage Solutions	38.0	33.3	4.7	14%		14%
Financial Marketing Services	47.1	47.4	(0.3)	(1)%		(1)%
Total U.S. Information Solutions	465.3	421.7	43.6	10%		10%
Latin America	91.1	55.3	35.8	65%	102%	19%
Europe	86.2	75.7	10.5	14%	10%	10%
Asia Pacific	78.2	89.9	(11.7)	(13)%	(10)%	(10)%
Canada	65.8	63.1	2.7	4%	4%	4%
Total International	321.3	284.0	37.3	13%	20%	6%
Total operating revenue	$1,389.4	$1,302.0	$87.4	7%	8%	5%

(1)Local currency revenue change is calculated by conforming 2024 results using 2023 exchange rates.

(2)Organic local currency revenue growth is defined as local currency revenue growth, adjusted to reflect an increase in prior year Equifax revenue from the revenue of acquired companies in the prior year period. This adjustment is made for 12 months following the acquisition.

2. What is the estimate of the change in overall U.S. mortgage market credit inquiry volume that is included in the 2024 second quarter and full year guidance provided?

The change year over year in total U.S. mortgage market credit inquiries received by Equifax in the first quarter of 2024 was a decline of 19%. The guidance provided on page 3 assumes a change year over year in total U.S. mortgage market credit inquiries received by Equifax in the second quarter of 2024 to be a decline of about 13%. For full year 2024, our guidance assumes a decline of about 11%.

Reconciliations of Non-GAAP Financial Measures to the Comparable GAAP Financial Measures (Unaudited)
(Dollars in millions, except per share amounts)

A. Reconciliation of net income attributable to Equifax to diluted EPS attributable to Equifax, defined as net income adjusted for acquisition-related amortization expense, accrual for legal and regulatory matters related to the 2017 cybersecurity incident, fair market value adjustment of equity investment, foreign currency impact of certain intercompany loans, acquisition-related costs other than acquisition amortization, income tax effect of stock awards recognized upon vesting or settlement, Argentina highly inflationary foreign currency adjustment and aggregated tax impact of these adjustments:

	Three Months Ended March 31,
(In millions, except per share amounts)	2024	2023	$ Change	% Change
Net income attributable to Equifax	$124.9	$112.4	$12.5	11%
Acquisition-related amortization expense of certain acquired intangibles (1)	67.0	60.7	6.3	10%
Accrual for legal and regulatory matters related to the 2017 cybersecurity incident (2)	0.1	0.4	(0.3)	(75)%
Fair market value adjustment of equity investment (3)	—	(3.1)	3.1	nm
Foreign currency impact of certain intercompany loans (4)	(0.4)	(0.1)	(0.3)	nm
Acquisition-related costs other than acquisition amortization (5)	18.1	24.7	(6.6)	(27)%
Income tax effects of stock awards that are recognized upon vesting or settlement (6)	(4.0)	(1.7)	(2.3)	135%
Argentina highly inflationary foreign currency adjustment (7)	0.1	0.1	—	nm
Tax impact of adjustments (8)	(18.8)	(16.6)	(2.2)	13%
Net income attributable to Equifax, adjusted for items listed above	$187.0	$176.8	$10.2	6%
Diluted EPS attributable to Equifax, adjusted for items listed above	$1.50	$1.43	$0.07	5%
Weighted-average shares used in computing diluted EPS	124.8	123.5

(1)During the first quarter of 2024, we recorded acquisition-related amortization expense of certain acquired intangibles of $67.0 million ($53.2 million, net of tax). We calculate this financial measure by excluding the impact of acquisition-related amortization expense and including a benefit to reflect the significant cash income tax savings resulting from the income tax deductibility of amortization for certain acquired intangibles. The $13.8 million of tax is comprised of $17.9 million of tax expense net of $4.1 million of a cash income tax benefit. During the first quarter of 2023, we recorded acquisition-related amortization expense of certain acquired intangibles of $60.7 million ($49.3 million, net of tax). The $11.4 million of tax is comprised of $15.5 million of tax expense net of $4.1 million of a cash income tax benefit. See the Notes to this reconciliation for additional detail.

(2)During the first quarter of 2024, we recorded an accrual for legal and regulatory matters related to the 2017 cybersecurity incident of $0.1 million ($0.1 million, net of tax). During the first quarter of 2023, we recorded an accrual for legal and regulatory matters related to the 2017 cybersecurity incident of $0.4 million ($0.3 million, net of tax). See the Notes to this reconciliation for additional detail.

(3)During the first quarter of 2023, we recorded an unrealized gain on the fair market value adjustment of an equity investment of $3.1 million ($2.1 million, net of tax). The fair value adjustment was recorded to the Other income, net line item within the Consolidated Statements of Income. See the Notes to this reconciliation for additional details.

(4)During the first quarter of 2024, we recorded a foreign currency gain on certain intercompany loans of $0.4 million. During the first quarter of 2023, we recorded a foreign currency gain on certain intercompany loans of $0.1 million. The impact was recorded to the Other income, net line item within the Consolidated Statements of Income. See the Notes to this reconciliation for additional detail.

(5)During the first quarter of 2024, we recorded $18.1 million ($13.1 million, net of tax) for acquisition-related costs other than acquisition amortization. During the first quarter of 2023, we recorded $24.7 million ($18.6 million, net of tax) for acquisition-related costs other than acquisition amortization. These costs primarily related to integration costs resulting from recent acquisition activity and were recorded in operating income. See the Notes to this reconciliation for additional detail.

(6)During the first quarter of 2024, we recorded a tax benefit of $4.0 million related to the tax effects of deductions for stock compensation in excess of amounts recorded for compensation costs. During the first quarter of 2023, we recorded a tax benefit of $1.7 million related to the tax effects of deductions for stock compensation expense in excess of amounts recorded for compensation costs. See the Notes to this reconciliation for additional detail.

(7)Argentina experienced multiple periods of increasing inflation rates, devaluation of the peso, and increasing borrowing rates. As such, Argentina was deemed a highly inflationary economy by accounting policymakers in 2018. During the first quarter of both 2024 and 2023, we recorded a foreign currency loss of $0.1 million related to the impact of remeasuring the peso denominated monetary assets and liabilities as a result of Argentina being a highly inflationary economy. See the Notes to this reconciliation for additional detail.

(8)During the first quarter of 2024, we recorded the tax impact of adjustments of $18.8 million comprised of (i) acquisition-related amortization expense of certain acquired intangibles of $13.8 million ($17.9 million of tax expense net of $4.1 million of cash income tax benefit) and (ii) a tax adjustment of $5.0 million related to acquisition-related costs other than acquisition amortization.

During the first quarter of 2023, we recorded the tax impact of adjustments of $16.6 million comprised of (i) acquisition-related amortization expense of certain acquired intangibles of $11.4 million ($15.5 million of tax expense net of $4.1 million of cash income tax benefit), (ii) a tax adjustment of $0.1 million related to an accrual for legal and regulatory matters related to the 2017 cybersecurity incident, (iii) a tax adjustment of $1.0 million related to the fair value adjustment of equity investments and (iv) a tax adjustment of $6.1 million related to acquisition-related costs other than acquisition amortization.

B. Reconciliation of net income attributable to Equifax to adjusted EBITDA, defined as net income excluding income taxes, interest expense, net, depreciation and amortization expense, accrual for legal and regulatory matters related to the 2017 cybersecurity incident, fair market value adjustment of equity investment, foreign currency impact of certain intercompany loans, acquisition-related costs other than acquisition amortization, Argentina highly inflationary foreign currency adjustment and presentation of adjusted EBITDA margin:

	Three Months Ended March 31,
(In millions)	2024	2023	$ Change	% Change
Revenue	$1,389.4	$1,302.0	$87.4	7%

Net income attributable to Equifax	$124.9	$112.4	$12.5	11%
Income taxes	40.5	38.7	1.8	5%
Interest expense, net*	56.9	56.4	0.5	1%
Depreciation and amortization	164.4	150.1	14.3	10%
Accrual for legal and regulatory matters related to 2017 cybersecurity incident (1)	0.1	0.4	(0.3)	nm
Fair market value adjustment of equity investment (2)	—	(3.1)	3.1	nm
Foreign currency impact of certain intercompany loans (3)	(0.4)	(0.1)	(0.3)	nm
Acquisition-related amounts other than acquisition amortization (4)	18.1	24.7	(6.6)	(27)%
Argentina highly inflationary foreign currency adjustment (5)	0.1	0.1	—	nm
Adjusted EBITDA, excluding the items listed above	$404.6	$379.6	$25.0	7%
Adjusted EBITDA margin	29.1%	29.2%

nm - not meaningful
*Excludes interest income of $2.8 million in 2024 and $1.2 million in 2023.

(1)During the first quarter of 2024, we recorded an accrual for legal and regulatory matters related to the 2017 cybersecurity incident of $0.1 million ($0.1 million, net of tax). During the first quarter of 2023, we recorded an accrual for legal and regulatory matters related to the 2017 cybersecurity incident of $0.4 million ($0.3 million, net of tax). See the Notes to this reconciliation for additional detail.

(2)During the first quarter of 2023, we recorded an unrealized gain on the fair market value adjustment of an equity investment of $3.1 million ($2.1 million, net of tax). The fair value adjustment was recorded to the Other income, net line item within the Consolidated Statements of Income. See the Notes to this reconciliation for additional details.

(3)During the first quarter of 2024, we recorded a foreign currency gain on certain intercompany loans of $0.4 million. During the first quarter of 2023, we recorded a foreign currency gain on certain intercompany loans of $0.1 million. See the Notes to this reconciliation for additional detail.

(4)During the first quarter of 2024, we recorded $18.1 million ($13.1 million, net of tax) for acquisition-related costs other than acquisition amortization. During the first quarter of 2023, we recorded $24.7 million ($18.6 million, net of tax) for acquisition-related costs other than acquisition amortization. These costs primarily related to integration costs resulting from recent acquisition activity and were recorded in operating income. See the Notes to this reconciliation for additional detail.

(5)Argentina experienced multiple periods of increasing inflation rates, devaluation of the peso, and increasing borrowing rates. As such, Argentina was deemed a highly inflationary economy by accounting policymakers in 2018. During the first quarter of both 2024 and 2023, we recorded a foreign currency loss of $0.1 million related to the impact of remeasuring the peso denominated monetary assets and liabilities as a result of Argentina being a highly inflationary economy. See the Notes to this reconciliation for additional detail.

C. Reconciliation of operating income by segment to Adjusted EBITDA, excluding depreciation and amortization expense, other income, net, noncontrolling interest, accrual for legal and regulatory matters related to the 2017 cybersecurity incident, fair market value adjustment of equity investment, foreign currency impact of certain intercompany loans, acquisition-related costs other than acquisition amortization, Argentina highly inflationary foreign currency adjustment and presentation of adjusted EBITDA margin for each of the segments:

(In millions)	Three Months Ended March 31, 2024
	Workforce Solutions	U.S. Information Solutions	International	General Corporate Expense	Total

Revenue	$602.8	$465.3	$321.3	—	$1,389.4
Operating income	255.1	92.6	31.9	(154.9)	224.7
Depreciation and amortization	44.3	56.4	44.5	19.2	164.4
Other (expense) income, net*	—	(0.1)	0.3	(1.4)	(1.2)
Noncontrolling interest	—	—	(1.2)	—	(1.2)
Adjustments (1)	8.5	3.4	2.7	3.3	17.9
Adjusted EBITDA	$307.9	$152.3	$78.2	$(133.8)	$404.6
Operating margin	42.3%	19.9%	9.9%	nm	16.2%
Adjusted EBITDA margin	51.1%	32.7%	24.3%	nm	29.1%

nm - not meaningful
*Excludes interest income of $2.6 million in International and $0.2 million in General Corporate Expense.

(In millions)	Three Months Ended March 31, 2023
	Workforce Solutions	U.S. Information Solutions	International	General Corporate Expense	Total

Revenue	$596.3	$421.7	$284.0	—	$1,302.0
Operating income	248.7	78.6	32.7	(154.6)	205.4
Depreciation and amortization	43.3	51.6	32.5	22.7	150.1
Other income (expense), net*	—	—	4.7	(1.5)	3.2
Noncontrolling interest	—	—	(1.1)	—	(1.1)
Adjustments (1)	8.8	7.1	(2.0)	8.1	22.0
Adjusted EBITDA	$300.8	$137.3	$66.8	$(125.3)	$379.6
Operating margin	41.7%	18.6%	11.5%	nm	15.8%
Adjusted EBITDA margin	50.4%	32.6%	23.5%	nm	29.2%

nm - not meaningful
*Excludes interest income of $0.8 million in International and $0.4 million in General Corporate Expense.

(1)During the first quarter of 2024, we recorded pre-tax expenses of $0.1 million for an accrual for legal and regulatory matters related to the 2017 cybersecurity incident, a $0.4 million foreign currency gain on certain intercompany loans, $18.1 million for acquisition-related costs other than acquisition amortization and a foreign currency loss of $0.1 million related to the impact of remeasuring the peso denominated monetary assets and liabilities as a result of Argentina being a highly inflationary economy.

During the first quarter of 2023, we recorded pre-tax expenses of $0.4 million for an accrual for legal and regulatory matters related to the 2017 cybersecurity incident, a $3.1 million unrealized gain on the fair market value adjustment of equity investments, a $0.1 million foreign currency gain on certain intercompany loans, $24.7 million in acquisition-related costs other than acquisition amortization and a $0.1 million foreign currency loss related to the impact of remeasuring the peso denominated monetary assets and liabilities as a result of Argentina being a highly inflationary economy.

Notes to Reconciliations of Non-GAAP Financial Measures to the Comparable GAAP Financial Measures

Diluted EPS attributable to Equifax is adjusted for the following items:

Acquisition-related amortization expense - During the first quarter of 2024 and 2023, we recorded acquisition-related amortization expense of certain acquired intangibles of $67.0 million ($53.2 million, net of tax) and $60.7 million ($49.3 million, net of tax), respectively. We calculate this financial measure by excluding the impact of acquisition-related amortization expense and including a benefit to reflect the material cash income tax savings resulting from the income tax deductibility of amortization for certain acquired intangibles. These financial measures are not prepared in conformity with GAAP. Management believes excluding the impact of amortization expense is useful because excluding acquisition-related amortization and other items that are not comparable allows investors to evaluate our performance for different periods on a more comparable basis. Certain acquired intangibles result in material cash income tax savings which are not reflected in earnings. Management believes that including a benefit to reflect the cash income tax savings is useful as it allows investors to better value Equifax. Management makes these adjustments to earnings when measuring profitability, evaluating performance trends, setting performance objectives and calculating our return on invested capital.

Accrual for legal and regulatory matters related to the 2017 cybersecurity incident - Accrual for legal and regulatory matters related to the 2017 cybersecurity incident includes legal fees to respond to subsequent litigation and government investigations for both periods presented. During the first quarter of 2024, we recorded an accrual for legal and regulatory matters related to the 2017 cybersecurity incident of $0.1 million ($0.1 million, net of tax). During the first quarter of 2023, we recorded an accrual for legal and regulatory matters related to the 2017 cybersecurity incident of $0.4 million ($0.3 million, net of tax). Management believes excluding these charges is useful as it allows investors to evaluate our performance for different periods on a more comparable basis. Management makes these adjustments to net income when measuring profitability, evaluating performance trends, setting performance objectives and calculating our return on invested capital. This is consistent with how management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Fair market value adjustment of equity investment - On August 7, 2023, we purchased the remaining interest of our equity investment in Brazil. Prior to the acquisition, the investment in Brazil was adjusted to fair value at the end of each reporting period, with unrealized gains or losses recorded within the Consolidated Statements of Income in Other income, net. During the first quarter of 2023, we recorded a $3.1 million ($2.1 million, net of tax) unrealized gain related to adjusting our investment in Brazil to fair market value. Management believes excluding this charge from certain financial results provides meaningful supplemental information regarding our financial results for the three months ended March 31, 2023, since the non-operating gain is not comparable among the periods. This is consistent with how our management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Foreign currency impact of certain intercompany loans - During the first quarter of 2024 and 2023, we recorded a gain of $0.4 million and $0.1 million, respectively, related to foreign currency impact of certain intercompany loans. Management believes excluding this charge is useful as it allows investors to evaluate our performance for different periods on a more comparable basis. This is consistent with how management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Acquisition-related costs other than acquisition amortization - During the first quarter of 2024 and 2023, we recorded $18.1 million ($13.1 million, net of tax) and $24.7 million ($18.6 million, net of tax), respectively, for acquisition-related costs other than acquisition amortization. These costs primarily related to integration costs resulting from recent acquisitions and were recorded in operating income. Management believes excluding this charge from certain financial results provides meaningful supplemental information regarding our financial results, since a charge of such an amount is not comparable among the periods. This is consistent with how our management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting, and analyzing future periods.

Income tax effects of stock awards that are recognized upon vesting or settlement - During the first quarter of 2024, we recorded a tax benefit of $4.0 million related to the tax effects of deductions for stock compensation in excess of amounts recorded for compensation costs. During the first quarter of 2023, we recorded a tax benefit of $1.7 million related to the tax effects of deductions for stock compensation in excess of amounts recorded for compensation costs. Management believes excluding this tax effect from financial results provides meaningful supplemental information regarding our financial results for the three months ended March 31, 2024 and 2023 because these amounts are non-operating and relate to income tax benefits or deficiencies for stock awards recognized when tax amounts differ from recognized stock compensation cost. This is consistent with how management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Argentina highly inflationary foreign currency adjustment - Argentina experienced multiple periods of increasing inflation rates, devaluation of the peso, and increasing borrowing rates. As such, Argentina was deemed a highly inflationary economy by accounting policymakers. We recorded a foreign currency loss of $0.1 million during the first quarter of 2024 and 2023 as a result of remeasuring the peso denominated monetary assets and liabilities due to Argentina being highly inflationary. Management believes excluding this charge is useful as it allows investors to evaluate our performance for different periods on a more comparable basis. This is consistent with how management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Adjusted EBITDA and EBITDA margin - Management defines adjusted EBITDA as consolidated net income attributable to Equifax plus net interest expense, income taxes, depreciation and amortization and also excludes certain one-time items. Management believes the use of adjusted EBITDA and adjusted EBITDA margin allows investors to evaluate our performance for different periods on a more comparable basis.